ANNUITANT              JOHN DOE                         35-MALE      AGE AND SEX
CONTRACT NUMBER        999999988                   MAY 01, 2003       ISSUE DATE

                           The Guardian                      A Stock Company
                           Insurance & Annuity               Incorporated in the
                           Company, Inc.                     State of Delaware

                           Customer Service Office:
              [LOGO]       P.O. Box 26210
                           Lehigh Valley PA 18002-6210

Read this contract carefully. This contract is a legal contract between the owner and The Guardian Insurance & Annuity Company, Inc. (GIAC).

GIAC will pay the benefits provided by this contract in accordance with its provisions. The entire contract consists of the Basic Contract and any attached endorsements and additional benefit riders. This contract is issued by GIAC at its Customer Service Office on the Issue Date. GIAC's home office is 1209 Orange Street, Wilmington, Delaware 19801. However, GIAC receives all communications at its Customer Service Office.

        /s/ [ILLEGIBLE]                 /s/ Bruce C. Long


        Secretary                       President

Checked by

Under the Basic Contract, flexible premium payments may be made before the Annuity Commencement Date. On the Annuity Commencement Date, GIAC will begin to make monthly annuity payments. Benefits depend, among other things, on the number and value of Accumulation Units and the annuity payout option elected. Death benefit proceeds are payable before the Annuity Commencement Date.

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE DAILY, AND ARE NOT GUARANTEED. SEE "ACCUMULATION VALUE" ON PAGE 12 AND "PAYMENT OF CONTRACT PROCEEDS" ON PAGE 15 FOR A DESCRIPTION OF THE VARIABLE VALUES AND PAYMENTS PROVIDED UNDER THIS CONTRACT.

RIGHT TO CANCEL:

The owner has the right to examine this contract and return it for cancellation to GIAC's Customer Service Office or to the agent from whom it was purchased within 10 days after receiving it. The contract and a cancellation notice must be delivered or mailed to cancel this contract. Any cancellation notice given by mail is effective upon being postmarked, properly addressed, and postage prepaid. If this contract is returned during this period, GIAC will pay to the owner an amount equal to the sum of:

      o the difference between any premium(s) paid, including any contract fee or contingent deferred sales charge, and the amounts allocated to the contract's Allocation Options; and
      o the Accumulation Value of the contract on the date GIAC receives the returned contract and cancellation notice at its Customer Service Office.

The contract will be void from the beginning.

Individual Flexible Premium Deferred Variable Annuity Contract

      o Premiums payable before the Annuity Commencement Date, in accordance with contract provisions
      o     Annuity payments begin on the Annuity Commencement Date
      o Benefits based on the investment experience of a Separate Account are variable and are not guaranteed
      o     Provides for a Fixed-Rate Option
      o     Non-participating - No dividends payable


IVA-2060

                          GUIDE TO CONTRACT PROVISIONS

                          1.  Definitions
                          2.  Owner and Beneficiary
                          3.  Annuity Benefit
                          4.  Spousal Continuation
                          5.  Death Benefits
                          6.  Premiums
                          7.  The Separate Account
                          8.  The Fixed-Rate Option
                          9.  Transfers
                          10. Accumulation Value
                          11. Surrenders and Withdrawals
                          12. Payment of Contract Proceeds
                          13. General Provisions


Any endorsements and additional benefit riders that are attached to this contract follow.

An Index appears on the inside of the back cover.

IVA-2060

                                  CONTRACT DATA
                             (CONTINUED ON PAGE 3.1)

                ANNUITANT   [ANNUITANT NAME]               [AGE-SEX]   AGE - SEX
          CONTRACT NUMBER   [CONTRACT NUMBER]           [ISSUE DATE]  ISSUE DATE
ANNUITY COMMENCEMENT DATE   [ANNUITY COMMENCEMENT DATE]
                    OWNER   [OWNER NAME]

           BENEFICIARY      THE BENEFICIARY(IES) NAMED BY THE OWNER AT ISSUE,
                            UNLESS SUBSEQUENTLY CHANGED.

                                  ** PREMIUMS**

INITIAL CONTRACT PREMIUM    [$25,000.00]

ADDITIONAL CONTRACT PREMIUMS MAY BE PAID TO GIAC BEFORE THE ANNUITY COMMENCEMENT DATE IN ACCORDANCE WITH "PREMIUMS" ON PAGE 9.

               * * INITIAL NET PREMIUM ALLOCATION INFORMATION * *

THE INITIAL NET PREMIUM IS THE INITIAL CONTRACT PREMIUM, LESS ANY APPLICABLE ANNUITY TAXES. THE INITIAL NET PREMIUM IS ALLOCATED AS FOLLOWS:

          Please see Exhibit A, which contains a list of all available Allocation Options. Those Allocation Options elected by the owner will be listed on this page at issue.

                                  CONTRACT DATA

                        * * ADDITIONAL BENEFIT RIDERS * *

[The following appears only if the Contract Anniversary Enhanced Death Benefit rider is attached to a contract:

THIS CONTRACT INCLUDES A CONTRACT ANNIVERSARY ENHANCED DEATH BENEFIT RIDER. SEE "CONTRACT CHARGES AND EXPENSES" BELOW FOR ADDITIONAL INFORMATION.

IVA-2060

                      * * CONTRACT CHARGES AND EXPENSES * *

CONTINGENT DEFERRED SALES CHARGES: IF THE OWNER MAKES A PARTIAL WITHDRAWAL OR SURRENDERS THE CONTRACT, A CONTINGENT DEFERRED SALES CHARGE MAY BE APPLIED AGAINST WITHDRAWALS OR SURRENDERS OF UNLIQUIDATED PREMIUMS THAT HAVE BEEN IN THE CONTRACT FOR LESS THAN SEVEN (7) YEARS.

THE MAXIMUM CONTINGENT DEFERRED SALES CHARGE WHICH GIAC MAY IMPOSE WILL BE EQUAL TO 8% OF THE TOTAL OF ALL PREMIUM PAYMENTS MADE WITHIN SEVEN YEARS PRIOR TO THE DATE OF THE REQUEST FOR WITHDRAWAL OR SURRENDER. SEE "CONTINGENT DEFERRED SALES CHARGES" ON PAGE 14 FOR ADDITIONAL INFORMATION.

DAILY CHARGES: GIAC WILL ASSESS A DAILY CHARGE OF .000040016 OF THE VALUE OF THE ASSETS ALLOCATED TO EACH VARIABLE INVESTMENT OPTION. ON AN ANNUAL BASIS, THIS CHARGE IS EQUAL TO 1.45% OF THE VALUE OF THE ASSETS ALLOCATED TO THESE VARIABLE INVESTMENT OPTIONS. MORTALITY AND EXPENSE RISKS ASSUMED BY GIAC ACCOUNT FOR 1.25% OF THIS CHARGE AND ADMINISTRATIVE EXPENSES INCURRED BY GIAC ACCOUNT FOR ..20% OF THIS CHARGE. SEE "NET INVESTMENT FACTOR" ON PAGE 12 FOR ADDITIONAL INFORMATION.

[The following appears only if the Contract Anniversary Enhanced Death Benefit rider is attached to a contract: GIAC WILL ASSESS A DAILY CHARGE OF .000013733 OF THE VALUE OF THE ASSETS ALLOCATED TO EACH VARIABLE INVESTMENT OPTION FOR EXPENSES RELATED TO THE PROVISION OF THIS BENEFIT. ON AN ANNUAL BASIS, THIS CHARGE IS EQUAL TO .50% OF THE VALUE OF THE ASSETS ALLOCATED TO THESE VARIABLE INVESTMENT OPTIONS. SEE THE CONTRACT ANNIVERSARY ENHANCED DEATH BENEFIT RIDER FOR ADDITIONAL INFORMATION.]

CONTRACT FEE: GIAC WILL DEDUCT AN ANNUAL CONTRACT FEE OF $35 ON EACH CONTRACT ANNIVERSARY ON OR BEFORE THE ANNUITY COMMENCEMENT DATE. IF A CONTRACT IS SURRENDERED ON A DATE OTHER THAN ON A CONTRACT ANNIVERSARY, GIAC WILL DEDUCT THE CONTRACT FEE ON THE DATE OF SURRENDER. SEE "CONTRACT FEE" ON PAGE 13 FOR ADDITIONAL INFORMATION.

TRANSFER CHARGE: GIAC RESERVES THE RIGHT TO CHARGE A MAXIMUM OF $25 FOR ANY TRANSFER TRANSACTION.

                                      * * *

ALL COMMUNICATIONS WITH GIAC SHOULD BE DIRECTED TO THE CUSTOMER SERVICE OFFICE ADDRESS SHOWN ON THE FRONT COVER.

 TO OBTAIN INFORMATION ABOUT YOUR COVERAGE YOU MAY CALL YOUR AGENT, OR GIAC AT:
                                [1-800-221-3253]


                                    PAGE 3.1

IVA-2060

                                 1. DEFINITIONS

Certain important terms used in this contract are defined below. Additional terms, not explained here, are defined in other parts of this contract.

Accumulation Unit: A unit of measure used to determine the value of the owner's interest under this contract that is attributable to the Variable Investment Options before the Annuity Commencement Date.

Accumulation Value: The value attributable to this contract. The Accumulation Value is the sum of the values attributable to the Variable Investment Options and the Fixed-Rate Option.

Allocation Options: This contract's Allocation Options consist of the Variable Investment Options and the Fixed-Rate Option.

Annuity Commencement Date: The date on which annuity payments under this contract begin. The Annuity Commencement Date is shown on page 3.

Annuity Unit: A unit of measure used to determine the amount of any variable annuity payment.

Basic Contract: This contract excluding any additional benefit riders or endorsements.

Contingent Annuitant: A Contingent Annuitant is the person named by the owner at issue to become the annuitant if the annuitant dies before the Annuity Commencement Date. The Contingent Annuitant, if any, is shown on page 3.

Contract Anniversary: The annual anniversary measured from this contract's Issue Date.

Good Order: Notice from any party authorized to initiate a contract transaction under this contract, received at the Customer Service Office in a format satisfactory to GIAC, that includes all information and documents required by GIAC to process a transaction under this contract.

Internal Revenue Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, and successor provisions thereto.

Issue Date: The date this contract is issued by GIAC at its Customer Service Office. The Issue Date is shown on page 3. Contract years are measured from the Issue Date.

Net Premium: A premium paid by the owner to GIAC in accordance with this contract's provisions, less annuity taxes, if any.

Valuation Date: A date on which Accumulation Unit values are determined. Accumulation Unit values are determined on each date on which the New York Stock Exchange or its successor is open for trading. Valuations for any date other than a Valuation Date will be determined on the next Valuation Date.

Valuation Period: The period between two successive Valuation Dates, beginning after 4:00 P.M. New York City time on each Valuation Date and ending at 4:00 P.M. New York City time on the next succeeding Valuation Date.

Variable Investment Options: The investment divisions of The Guardian Separate Account R.

IVA-2060

                            2. OWNER AND BENEFICIARY

Owner

The owner is the person to whom this contract is issued, or is named as the owner in any later change shown in GIAC's records. While the annuitant is living, prior to the Annuity Commencement Date, and subject to any assignment on file with GIAC, the owner alone has the right to receive all benefits and exercise all rights this contract grants or GIAC allows. After the death of the annuitant, the beneficiary becomes the new owner.

Joint Owners

If this contract is issued to more than one person or more than one person is named as owner in any later change, as shown in GIAC's records, GIAC considers them to be joint owners.

Each joint owner will possess an undivided interest in the contract. Any written request for a contract transaction must be signed by each joint owner named in GIAC's records. Unless otherwise provided, if a joint owner dies, ownership passes to the surviving joint owner(s). When the last joint owner dies, ownership passes to the beneficiary. If no beneficiary is named, ownership passes to the estate of the last surviving joint owner. If there are joint owners, all references to "owner" are deemed to include all joint owners, unless otherwise specified.

Annuitant

The annuitant is the person named on page 3 or named as the annuitant in any later change shown in GIAC's records, on whose life the annuity payments are based. Any change of annuitant is subject to GIAC's limitations or other restrictions in effect at the time of the request.

Contingent Annuitant

The owner may name a Contingent Annuitant only at issue. If a Contingent Annuitant is shown in GIAC's records and the annuitant dies prior to the Annuity Commencement Date, the Contingent Annuitant will become the annuitant.

The owner's right to name a Contingent Annuitant may be restricted under the provisions of a retirement or deferred compensation plan for which this contract is issued. A Contingent Annuitant may be named only if the owner and annuitant are not the same person, and if permitted by the laws of the jurisdiction in which this contract is issued.

Beneficiary

The beneficiary is named by the owner(s) at issue, as shown on page 3, or is the beneficiary named in any later change shown in GIAC's records. If the annuitant dies before the Annuity Commencement Date, GIAC will pay the death benefit to the beneficiary, as described in "Death Benefits" on page 7. If the annuitant dies on or after the Annuity Commencement Date, any remaining benefit payable under Options V-2, V-3 or V-4 of "Variable Annuity Payout Options" or Options F-2, F-3 or F-4 of "Fixed Annuity Payout Options" that falls due after the annuitant's death will be paid to the beneficiary. Unless otherwise provided, in order to receive the death benefit at the annuitant's death, a beneficiary must be living on the earlier of:

      o the date proof of the annuitant's death and all related documents are received in Good Order at GIAC's Customer Service Office; or
      o     the 15th day after the death of the annuitant.

Unless otherwise provided, if no named beneficiary is living on such earlier date, the owner is the beneficiary.

Contingent Beneficiary

A numbered sequence may be used to name contingent beneficiaries. The beneficiary is the living person(s) designated by the lowest number in the sequence.

Concurrent Beneficiary

If more than one person is named with no number or the same number, GIAC considers them to be concurrent beneficiaries. Shares are equal, unless otherwise specified. If shares are equal, the share of a concurrent beneficiary who predeceases both the owner and the annuitant will be shared equally by the surviving concurrent beneficiaries. If unequal shares are specified and a concurrent beneficiary predeceases both the owner and the annuitant, the beneficiary of that share will be the owner.

IVA-2060

Change of Owner or Beneficiary

Before the Annuity Commencement Date, the owner may change the ownership of this contract by a written request in Good Order. Such change may be subject to state and federal gift taxes, federal income taxes and penalty taxes. Subject to any existing assignment, the owner may change the beneficiary during the lifetime of the annuitant. The change will take effect as of the date the request is signed, whether or not the owner or annuitant is living when GIAC receives the request in Good Order at its Customer Service Office. However, the change will not apply to any payments made or actions taken by GIAC before the request is received.

Assignment

No assignment will bind GIAC unless it is received at GIAC's Customer Service Office in Good Order and is accepted by GIAC. An assignment must be signed and dated by both the assignor and the assignee and, as applicable, by the beneficiary. The rights of any owner or beneficiary and the entire contract, as defined in "The Contract" on page 23, will be subject to the assignment. GIAC will rely solely on the assignee's statement as to the amount of the assignee's interest. GIAC will not be responsible for any tax consequences arising from or the validity of any assignment, or for any actions taken in reliance on the validity of the assignment.

Unless otherwise provided, the assignee may exercise all rights this contract grants except:

      o     the right to change the owner or beneficiary; and
      o     the right to elect an annuity payout option.

Assignments are subject to all payments made or actions taken by GIAC on or before the date GIAC accepts the assignment at its Customer Service Office.

                               3. ANNUITY BENEFIT

Annuity Benefit

GIAC will make annuity payments to the owner starting on the Annuity Commencement Date shown on page 3 if:

      o     the annuitant is then living; and
      o     this contract is in force on that date.

The Annuity Commencement Date cannot be later than the annuitant's 90th birthday. On the Annuity Commencement Date, the amount of the first monthly annuity payment will be calculated by applying the contract's Accumulation Value, less annuity taxes, if any, under Option V-2 of "Variable Annuity Payout Options" on page 16, with payments guaranteed for a period of 120 months, unless another option is elected. The payment amounts will vary according to the annuitant's age and sex. If the annuitant dies before the end of the guaranteed period, GIAC will pay the balance of the payments to the beneficiary for the remainder of that period, unless the beneficiary elects to be paid the present value of the then current dollar amount of the remaining annuity payments in a lump sum. The present value will be calculated at an interest rate equal to the interest rate used to compute the annuity payments. GIAC will begin making such payment(s) to the beneficiary upon GIAC's receipt at its Customer Service Office of proof of the annuitant's death in Good Order. See "Payment of Contract Proceeds" on page 15 for an explanation of how annuity payments are determined.

Change of Annuity Commencement Date or Annuity Payout Option

If GIAC consents, the owner may change the Annuity Commencement Date to a date not later than the annuitant's 90th birthday. The owner may also change any elected annuity payout option before the Annuity Commencement Date. In order to effect either of these changes, unless GIAC agrees otherwise, GIAC must receive the owner's request in Good Order at its Customer Service Office at least 60 days before the Annuity Commencement Date.

IVA-2060

                             4. SPOUSAL CONTINUATION

Spousal continuation means that the surviving spouse of a deceased owner qualifies to continue the contract and become the owner, and elects (or is deemed to have elected, as described below) to do so.

GIAC must receive written notice in Good Order of the election of spousal continuation by the end of the 90th day after GIAC receives proof in Good Order of the owner's death at its Customer Service Office. If the surviving spouse qualifies for spousal continuation, as described below, and has not elected a method of payment of the death benefit by the end of the 90 day period, spousal continuation will be deemed to have been elected on the 90th day. This contract may be continued under spousal continuation if:

      (a)   there are two joint owners; and

            o one of the owners dies before the Annuity Commencement Date and the other joint owner survives; and
            o the two joint owners were married to each other on the date of the deceased owner's death; and
            o both joint owners were the only named concurrent beneficiaries on the date of the deceased owner's death;
            or
      (b) the owner dies and the owner's spouse is the only named beneficiary on the date of the owner's death.

If this contract is continued under spousal continuation, the death benefit proceeds will be treated as the initial Accumulation Value for the continued contract. If the death benefit proceeds that would have been paid to the beneficiary on the death of the owner exceed the Accumulation Value of the contract at that time, GIAC will credit to the contract an amount equal to the difference between the death benefit proceeds and the Accumulation Value of the contract. Such amount will be credited to the Allocation Option that invests in The Guardian Cash Fund, Inc. If the deceased owner had been the annuitant, the surviving spouse will become the annuitant. If the deceased owner had been the Contingent Annuitant, the surviving spouse will become the Contingent Annuitant. If this contract is continued under spousal continuation, the death benefit payable on the continued contract will be the Accumulation Value as of the end of the Valuation Period during which GIAC received proof of death of the surviving spouse and all required documents in Good Order.

If the annuitant is changed under spousal continuation, the Annuity Commencement Date will then be the annuitant's 90th birthday, unless otherwise elected by the owner. If the owner surrenders a contract or makes a partial withdrawal after spousal continuation, all premium payments made prior to spousal continuation will not be subject to a contingent deferred sales charge. All provisions of this contract with respect to contingent deferred sales charges will apply to the partial withdrawal or surrender of any premium payments made after spousal continuation.

                                5. DEATH BENEFITS

Notwithstanding any provision of this contract to the contrary, no payment of benefits provided under the contract will be allowed that does not satisfy the requirements of section 72(s) of the Internal Revenue Code, as amended from time to time, for contracts issued with a non-qualified status.

Death of Annuitant Before Annuity Commencement Date

If the annuitant dies before the Annuity Commencement Date, a death benefit becomes payable to the beneficiary, unless the owner has named a Contingent Annuitant. If a Contingent Annuitant is named, the death benefit is payable prior to the Annuity Commencement Date upon the death of the later to survive of the annuitant and Contingent Annuitant.

If the beneficiary predeceases the annuitant, then the death benefit will be paid to the contingent beneficiary, if any. If no contingent beneficiary(ies) is named, then the death benefit will be paid to the owner or, if the owner is no longer living, to the owner's estate. GIAC will make such payment upon receipt at its Customer Service Office of proof that the death occurred before the Annuity Commencement Date and all required documents are received in Good Order.

If the annuitant is age 79 or younger on the Issue Date, then the death benefit payable will be the greater of:

      o the Accumulation Value as of the end of the Valuation Period during which GIAC received proof of death and all required documents in Good Order, less annuity taxes, if any; or
      o the total amount of premiums paid, less an adjusted amount for each partial withdrawal.


                                     Page 7
IVA-2060

The adjusted amount for each partial withdrawal is determined by:

      (i) dividing the amount of each partial withdrawal, including any applicable contingent deferred sales charges and annuity taxes, by the Accumulation Value immediately before that withdrawal; and
      (ii) multiplying the result of (i) by the death benefit immediately prior to the withdrawal.

If the annuitant is age 80 or older on the Issue Date, then the death benefit payable will be the Accumulation Value as of the end of the Valuation Period during which GIAC received proof of death and all required documents in Good Order, less annuity taxes, if any.

The death benefit will be paid in one sum unless:

      o the owner has elected an annuity payout option for the death benefit that is received at GIAC's Customer Service Office in Good Order at least three business days prior to the date the proceeds are paid; or
      o the owner has not otherwise elected an annuity payout option and the beneficiary has elected an annuity payout option for the death benefit, that is:
            o received at GIAC's Customer Service Office in Good Order at least three business days prior to the date the proceeds are paid; and
            o received at GIAC's Customer Service Office in Good Order within one year of the annuitant's death.

If the death benefit proceeds will not be paid in one lump sum and the death benefit proceeds exceed the Accumulation Value of the contract as of the end of the Valuation Period during which GIAC received proof of death in Good Order, GIAC will credit to the contract an amount equal to the difference between the death benefit proceeds and the Accumulation Value of the contract. Such amount will be credited to the Allocation Option that invests in The Guardian Cash Fund, Inc.

If an owner and the annuitant are the same person, and such person dies before the Annuity Commencement Date, then the death benefit becomes payable to the beneficiary, as described above, except that the death benefit proceeds must be distributed in accordance with the "Special Rules" described below.

Death of an Owner When the Owner is Not the Annuitant

If an owner and the annuitant are not the same person and any owner dies before the Annuity Commencement Date, the death benefit, if paid in one lump sum, is the Accumulation Value as of the end of the Valuation Period during which GIAC received proof of death and all required documents in Good Order, less annuity taxes, if any. The contract's entire interest must be distributed in accordance with the Special Rules described below. The joint owner(s), if any, will become the new owner(s). If no joint owner(s) is named, then the beneficiary becomes the new owner.

Special Rules

If any owner dies before the Annuity Commencement Date, this contract's entire interest must be distributed within five years of that owner's date of death. If any owner dies on or after the Annuity Commencement Date but before the entire interest in this contract has been distributed, the remaining portion must be distributed at least as rapidly as under the method of distribution in effect as of the date of such owner's death. The distribution requirements set forth above will be considered satisfied as to any portion of the deceased owner's interest which:

      o     is payable to or for the benefit of any new owner; and
      o will be distributed over the life of any such new owner, or over a period not extending beyond the life expectancy of any new owner;

provided such distributions begin within one year of the deceased owner's death.

In addition, if any new owner is the surviving spouse of the deceased owner, these distribution rules will be applied by treating the spouse as the owner if the surviving spouse elects (or is deemed to have elected) to continue the contract and become the owner, as described in "Spousal Continuation" on page 7.

If the owner is not an individual, the annuitant will be treated as owner for purposes of these distribution requirements, and any change in or death of the annuitant will be treated as the death of an owner.

IVA-2060

                                   6. PREMIUMS

Under the Basic Contract, GIAC will accept premiums under this contract at any time before the Annuity Commencement Date while the annuitant and all owners are living. All premiums are payable at GIAC's Customer Service Office. Upon request, GIAC will give the owner a receipt signed by one of its officers. The initial contract premium shown on page 3 is due on the Issue Date and is payable in advance.

The minimum amount of any additional premium payment is $100, unless this contract is purchased by or in connection with an employer-sponsored plan or through employee payroll deductions. In such cases, there is no minimum additional premium payment amount. The maximum amount of total premiums paid in any contract year after the first is $1,000,000. This maximum may only be exceeded with GIAC's written consent.

Allocation of Net Premiums

The owner may allocate all or part of a Net Premium to this contract's Allocation Options. GIAC reserves the right to limit the number of Allocation Options into which the value of this contract and any Net Premiums paid may be invested at a given time. GIAC reserves the right, in its reasonable discretion, to limit, modify, restrict, suspend or eliminate an owner's right to allocate premiums to one or more of the Allocation Options.

Allocation will be based on the percentages chosen by the owner, or as subsequently changed by the owner. GIAC will change the allocation percentages applicable to future payments of Net Premiums upon receipt of the owner's request in Good Order at its Customer Service Office.

                             7. THE SEPARATE ACCOUNT

The Guardian Separate Account R

The Variable Investment Options under this contract are funded by The Guardian Separate Account R (Account R). Account R is a separate investment account established by GIAC under the laws of the state of Delaware. Account R is subject to the laws of the jurisdiction in which this contract is issued.

Account R is registered as a unit investment trust with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940 (the 1940
Act).

Account R is treated as a division of GIAC and is used to provide values and benefits for variable annuity contracts only. GIAC owns the assets in Account R. The assets in Account R are kept separate from:

      o     GIAC's general account; and
      o     GIAC's other separate accounts.

Assets equal to the reserves and contract liabilities of Account R will not be charged with liabilities that arise from any other business GIAC may conduct. GIAC may transfer assets in excess of the reserves and contract liabilities of Account R to the general account. Income and realized and unrealized gains and losses from assets in each Variable Investment Option in Account R are credited to or charged against such Variable Investment Option without regard to income and realized and unrealized gains or losses in Account R's other Variable Investment Options or GIAC's general account or other separate accounts. The valuation of all assets in Account R will be determined in accordance with all applicable laws and regulations.

Investment Divisions

Account R consists of several investment divisions or Variable Investment Options. Each investment division of Account R invests in shares of a registered investment company. Such a company may include a mutual fund or a separate investment portfolio of a mutual fund, each of which is managed by an investment adviser registered under the Investment Advisers Act of 1940.

The investment divisions available on the Issue Date are listed in the then current prospectus for Account R as it relates to this contract. Each underlying investment company is more fully described in a separate prospectus. Any investment adviser's fee, if applicable, is described in the appropriate prospectus.

IVA-2060

Rights Reserved

GIAC reserves the right to take certain actions which it deems:

      o necessary to serve the best interests of the owner and any beneficiary; and
      o     appropriate to carry out the purposes of this contract.

GIAC will exercise its reserved rights only when permitted by applicable law. When required by law, GIAC will obtain approval by the owner, the SEC, or any appropriate regulatory authority. Examples of actions GIAC may take include:

      o     deregistering Account R under the 1940 Act;
      o operating Account R in any form permitted under the 1940 Act, or in any other form permitted by law;
      o taking any action necessary to comply with or obtain and continue any exemptions from the 1940 Act;
      o     transferring any assets in an investment division:
            o     into another investment division; or
            o     into one or more separate accounts; or
            o     into GIAC's general account;
      o     adding, combining, or removing investment divisions in Account R;
      o substituting, for the contract values held in any investment division, the shares of another class issued by a mutual fund in which such values are invested or the shares of another investment company or any other investment permitted by law;
      o making any other necessary technical changes in this contract in order to conform with any action this provision permits GIAC to take;
      o adding an Allocation Option to, or removing an Allocation Option from, the contract at any time, in GIAC's reasonable discretion;
      o modifying, adding to, eliminating, or suspending the owner's ability to allocate Net Premiums or transfer Accumulation Value amounts into any Allocation Option; and
      o modifying this contract as necessary in order to preserve the favorable tax treatment currently accorded this contract, including to prevent the owner from being considered the owner of the assets in Account R.

GIAC will notify the owner if any of these actions results in a material change in the underlying investments of any investment division to which part of this contract's Accumulation Value is allocated. Details of any such change in the underlying investments of an investment division of Account R will be filed with any regulatory authority where required and will be subject to any required approval.

                            8. THE FIXED-RATE OPTION

The Fixed-Rate Option is funded by GIAC's general account.  The owner may:

      o     allocate all or part of any Net Premiums to the Fixed-Rate Option;
            or
      o transfer all or part of the Accumulation Value attributable to the Variable Investment Options into the Fixed-Rate Option (for restrictions on transfers from the Fixed-Rate Option, see page 11).

GIAC will credit interest on any amounts allocated or transferred to the Fixed-Rate Option. Interest will accrue daily at a minimum guaranteed effective annual rate equal to the lowest minimum guaranteed effective annual interest rate required by law on the Issue Date of this contract in the jurisdiction in which this contract is delivered. GIAC may credit an interest rate greater than the minimum guaranteed rate.

Any portion of a Net Premium allocated to the Fixed-Rate Option on the Issue Date will earn interest at the then current rate as set by GIAC. This interest rate will be guaranteed until the next Contract Anniversary.

After the Issue Date, GIAC will credit interest on any amounts allocated or transferred to the Fixed-Rate Option at the interest rate then in effect on the date of allocation or transfer. This rate will be guaranteed for the remainder of the contract year, until the next Contract Anniversary.

On each Contract Anniversary, GIAC will credit interest on any portion of the Accumulation Value attributable to the Fixed-Rate Option at the interest rate then in effect. Such rate will be guaranteed for such portion of the Accumulation Value until the next Contract Anniversary.

IVA-2060

                                  9. TRANSFERS

The owner may transfer all or a portion of this contract's value among the Allocation Options, subject to the restrictions described below. GIAC must receive the owner's request for transfer at its Customer Service Office in Good Order. Transfers are subject to the following:

      o GIAC reserves the right to limit an owner's transfers among the Allocation Options to once every 30 days; and
      o GIAC reserves the right to charge an owner for each transfer. The maximum amount of any transfer charge is $25. GIAC will deduct any transfer charge on a pro rata basis from the Allocation Options from which the amounts were transferred.

GIAC also reserves the right, in its reasonable discretion, to limit, modify, restrict, suspend or eliminate an owner's right to make transfers. A limitation or modification could be applied to transfers to, or from, one or more of the Variable Allocation Options and the Fixed-Rate Option and could include, but is not limited to:

      o requiring the owner's transfer requests to be made by the owner through the U.S. Postal Service or otherwise restricting electronic or telephonic transaction privileges;
      o refusing or otherwise restricting any transfer request by an owner which GIAC believes alone or with a group of transfer requests may have a detrimental effect on Account R or the underlying Variable Investment Options; or if GIAC is informed by any registered investment company of a Variable Investment Option that the purchase or redemption of shares to execute a transfer request would have a detrimental effect on the applicable Variable Investment Option(s).

Transfers Before the Annuity Commencement Date

During the period up to 30 days before the Annuity Commencement Date, the owner may transfer all or a portion of the Accumulation Units credited under this contract among the Variable Allocation Options and the Fixed-Rate Option, subject to any restrictions set forth below and to the limit set by GIAC on the number of Allocation Options into which the Accumulation Value of the contract may be invested, if any.

GIAC permits transfers of Accumulation Units from the Fixed-Rate Option to one or more of the Variable Investment Options only once each year on or within 30 days after a Contract Anniversary. Transfers from the Fixed-Rate Option will be made in the same order as such amounts were allocated or transferred to the Fixed-Rate Option. The maximum amount that may be transferred from the Fixed-Rate Option each contract year is the greater of:

      o 33 1/3% of the portion of the Accumulation Value attributable to the Fixed-Rate Option as of the Contract Anniversary; or
      o     $10,000; or
      o     (a) multiplied by (b), where:
            o (a) is the total dollar amount transferred from the Fixed-Rate Option in the previous contract year; and
            o     (b) is 1.15.

Transfers After the Annuity Commencement Date

After the Annuity Commencement Date, if the owner has elected a variable annuity payout option, the owner may transfer all or a portion of the Annuity Units credited under such option among the Variable Investment Options. Transfers may be made only once each month. GIAC must receive transfer instructions in Good Order at least 15 days before the due date of the first variable annuity payment to which the transfer will apply.

The number of additional Annuity Units credited to a newly elected Variable Investment Option will be equal to (a) divided by (b), where:

      (a) is the dollar amount of the monthly variable annuity payment that is to be transferred as of the transfer date; and
      (b) is the value of an Annuity Unit in the newly elected Variable Investment Option as of the transfer date.

IVA-2060

                             10. ACCUMULATION VALUE

Accumulation Value

The portion of the Accumulation Value attributable to a particular Variable Allocation Option is determined by multiplying (a) by (b), where:

      (a) is the number of Accumulation Units credited to this contract for that particular Allocation Option; and
      (b)   is the then current Accumulation Unit value for that Allocation
            Option.

The portion of the Accumulation Value attributable to the Fixed-Rate Option is expressed as a dollar amount. The portion of the Accumulation Value attributable to the Fixed-Rate Option is the sum of all amounts allocated to the Fixed-Rate Option, plus any applicable interest (as described on page 10), less the amount of any withdrawals, transfers, or contract fee deductions from this Option. Amounts allocated or transferred to the Fixed-Rate Option before the Annuity Commencement Date will increase the dollar amount of the portion of the Accumulation Value attributable to this Option. The portion of the Accumulation Value attributable to the Fixed-Rate Option will be reduced by the amount of any withdrawals, transfers or contract fee deductions from this Option.

This contract does not have any Accumulation Value on or after the Annuity Commencement Date.

GIAC guarantees that the dollar amount of the Accumulation Value will not be adversely affected by the actual administrative expenses it incurs or variations in mortality experience.

Accumulation Units

Amounts allocated or transferred to a Variable Investment Option before the Annuity Commencement Date are used to purchase variable Accumulation Units. Accumulation Units are redeemed and cancelled when amounts are deducted, withdrawn, or transferred from a Variable Investment Option. The number of Accumulation Units purchased or redeemed in a Variable Investment Option equals
(a) divided by (b), where:

      (a)   is the dollar value of the transaction; and
      (b) is the value of an Accumulation Unit for the applicable Variable Investment Option as of the Valuation Date on which the transaction is processed.

Accumulation Unit Value for a Variable Investment Option

The Accumulation Unit value for a Variable Investment Option depends on the investment experience of that option and therefore may increase or decrease daily.

GIAC determines the Accumulation Unit value for each Variable Investment Option for every Valuation Period. The Accumulation Unit value for a Variable Investment Option for any Valuation Period is (a) multiplied by (b), where:

      (a) is the Accumulation Unit value for that Variable Investment Option for the immediately preceding Valuation Period; and
      (b) is the net investment factor, as described below, for the current Valuation Period.

Net Investment Factor

GIAC will assess a daily charge of .000040016 of the value of the assets allocated to each Variable Investment Option This charge is used in determining the net investment factor for each Variable Investment Option. On an annual basis, this charge is equal to 1.45% of the value of the assets allocated to these Variable Investment Options. Mortality and expense risks account for 1.25% of this charge and administrative expenses incurred by GIAC account for .20% of this charge.

IVA-2060

The net investment factor is used to calculate the value of an Accumulation Unit in any Variable Investment Option for a Valuation Period. The net investment factor is determined by dividing the sum of (a) and (b) by (c), and subtracting
(d) from the result, where:

      (a) is the net asset value per share of the investments held by the Variable Investment Option for the current Valuation Period;
      (b) is the per share amount of any dividends or other distributions made by the investments held by the Variable Investment Option during the current Valuation Period;
      (c) is the net asset value per share of the investments held by the Variable Investment Option for the immediately preceding Valuation Period; and
      (d) is the sum of the daily charges GIAC deducts from the Variable Investment Options for:
            o the mortality and expense risks and administrative expenses assumed by GIAC; and
            o     annuity taxes, if any.

The net investment factor may be less than 1.00 since it is based on the investment experience of Account R.

Contract Fee

On each Contract Anniversary on or before the Annuity Commencement Date, GIAC will deduct a contract fee of $35 from the Accumulation Value of this contract. This fee will be deducted from each Allocation Option in proportion to the portion of the Accumulation Value attributable to each particular Allocation Option on that Contract Anniversary. However, if this contract is surrendered on a date other than a Contract Anniversary, GIAC will deduct the contract fee on the date of surrender. GIAC will waive the contract fee if the Accumulation Value on the Contract Anniversary or upon total surrender is $100,000 or more.

Tax Charge

In jurisdictions in which a tax is payable when premium payments are received, GIAC will deduct the amount of tax payable from the contract's Accumulation Value when it is applied under a payout option, upon surrender or upon death.

In jurisdictions that do not require payment of a tax, the above paragraph will not apply.

IVA-2060

                         11. SURRENDERS AND WITHDRAWALS

Surrender of Contract

Before the Annuity Commencement Date and while the annuitant is living, the owner may surrender this contract for its surrender value as defined below. The contract will then terminate. The owner's request for such surrender must be received in Good Order by GIAC at its Customer Service Office. This contract must be sent to GIAC's Customer Service Office for cancellation.

The surrender value is determined by deducting (b), (c) and (d) from (a), where:

      (a) is the Accumulation Value as of the Valuation Date on which GIAC receives the owner's written request for surrender in Good Order;
      (b) is any applicable contingent deferred sales charge, as described below;
      (c)   is any applicable contract fee; and
      (d)   is annuity taxes, if any.

Partial Withdrawals

Before the Annuity Commencement Date and while the annuitant is living, the owner may withdraw part of this contract's Accumulation Value, subject to the conditions described below. The owner's request for any partial withdrawal must be received in Good Order by GIAC at its Customer Service Office.

Any partial withdrawal payment will take into account any contingent deferred sales charges (described below) and any applicable annuity taxes. The amount of any partial withdrawal and any applicable contingent deferred sales charge and annuity taxes, if any, will be deducted from the Variable Investment Options in proportion to the amount of the Accumulation Value attributable to each Variable Investment Option as of the Valuation Date on which GIAC receives the owner's written request for withdrawal in Good Order. The portion of a partial withdrawal and any applicable contingent deferred sales charge and annuity taxes that exceed the Accumulation Value attributable to the Variable Investment Options will be deducted from the Fixed-Rate Option.

The total Accumulation Value remaining after a partial withdrawal must be at least $2,000. If a partial withdrawal results in the Accumulation Value falling below $2,000, then GIAC reserves the right to cancel the contract and pay the surrender value to the owner.

Contingent Deferred Sales Charges

If the owner makes a partial withdrawal or surrenders the contract, a contingent deferred sales charge may be applied against withdrawals or surrenders of unliquidated premiums that have been in the contract for less than seven (7) years.

The amount of the contingent deferred sales charge, if any, will be a percentage, as shown in the table below, of the amount of the withdrawal or surrender that is attributable to unliquidated premiums that have been in the contract for less than seven (7) years:

                   Number of Years                         Contingent
               Completed from the Date                Deferred Sales Charge
               of the Premium Payment                      Percentage

                          0                                    8%
                          1                                    7%
                          2                                    6%
                          3                                    5%
                          4                                    4%
                          5                                    3%
                          6                                    2%
                     7 and later                               0%

IVA-2060

Unliquidated premiums that have been in the contract for less than seven years are the total amount of such premiums that have not been withdrawn, as calculated pursuant to the rules described below in "Free Withdrawal Amount and Calculations of Amount Subject to a Contingent Deferred Sales Charge."

Free Withdrawal Amount and Calculations of Amount Subject to a Contingent Deferred Sales Charge

In the case of a partial withdrawal, the amount that may be withdrawn from the contract without incurring a contingent deferred sales charge is equal to the sum of the following:

      o the excess of the Accumulation Value over the unliquidated premiums that have been in the contract for less than seven (7) years on the date of withdrawal; plus
      o 10% of premium payments that have been in the contract for less than seven (7) years minus the aggregate amount of all prior free partial withdrawals of such premium payments under this provision made during the current contract year. This privilege is referred to as the 10% free withdrawal provision.

For the purpose of calculating the contingent deferred sales charge on the unliquidated premiums that have been in the contract for less than seven (7) years:

      (i) all amounts withdrawn are deemed to be taken out on a first-in-first-out basis, that is, all amounts taken out are deemed to have come first from the oldest premium of the unliquidated premiums that have been in the contract for less than seven (7) years;
      (ii) any free withdrawal amounts taken under the 10% free withdrawal provision will not be considered to be a reduction of the unliquidated premiums that have been in the contract for less than seven (7) years; and
      (iii) partial withdrawals without a contingent deferred sales charge using the excess of the Accumulation Value over the unliquidated premiums that have been in the contract for less than seven (7) years on the date of withdrawal are not considered to be withdrawals of premium payments for purposes of calculating the amount of unliquidated premiums that have been in the contract for less than seven (7) years.

All withdrawal amounts that are not greater than the excess of the Accumulation Value over the unliquidated premiums that have been in the contract for less than seven (7) years on the date of withdrawal will be considered a withdrawal of such excess amount and will not be considered to have been a withdrawal under the 10% free withdrawal provision.

The 10% free withdrawal provision is non-cumulative and is only available on a contract year basis. Any free withdrawal amounts under the 10% free withdrawal provision not taken during any given contract year cannot be taken as free amounts in a subsequent contract year.

In the case of a surrender of the contract: (i) the amount that may be withdrawn from the contract without incurring a contingent deferred sales charge is equal to the excess of the Accumulation Value on the date of surrender over the unliquidated premiums that have been in the contract for less than seven (7) years; and (ii) the 10% free withdrawal provision is not applicable.

In the event a contract has been continued under spousal continuation, see
Section 4 on page 7 for calculating any applicable contingent deferred sales charges if an owner makes a partial withdrawal or surrenders the contract.

                        12. PAYMENT OF CONTRACT PROCEEDS

Annuity Payments

If the annuitant is living and this contract is in force on the Annuity Commencement Date, GIAC will make variable annuity payments to the owner under Variable Annuity Payout Option V-2, with payments guaranteed for a period of 120 months, as stated in "Annuity Benefit" on page 6, or, if elected, one or more of the other annuity payout options. Payment of any annuity benefit or death benefit may be made under either a fixed or variable annuity payout option or a combination of both. If annuity payout option F-3 or V-3 is chosen, the owner must also select a joint annuitant during the annuitant's lifetime.

IVA-2060

All annuity payments are based on:

      o the sex and age of the annuitant at the birthday nearest the date payments are to begin; and
      o     the annuity payout option elected.

The Annuity Payout Option Tables are based on the Annuity 2000 Mortality Table.

Payees

While the annuitant is living, the owner may name or change one or more beneficiaries who will be the payee or payees under an annuity payout option after the death of the annuitant.

Only individuals who are to receive payments in their own behalf may be named as payees, unless GIAC agrees otherwise.

Variable Annuity Payout Options

The amount of any variable annuity payments after the first will increase or decrease according to the value of the variable Annuity Units, which reflect the investment experience of the Variable Investment Option(s) elected.

The amount of each variable annuity payment under a variable annuity payout option depends upon an assumed investment return (AIR) chosen by the owner. The effective annual AIR chosen can be:

      o     0%; or
      o     3 1/2%; or
      o     5%, if allowed by applicable law or regulation.

If no choice is made, an AIR of 3 1/2% will be used. The variable annuity payout rates shown on page 21 for the variable annuity payout options are based on the 3 1/2% AIR. The amount of the first monthly payment for the 3 1/2% AIR payout options will be based on rates not less than the rates shown in the Variable Annuity Payout Option Tables on page 21. The interest rate used to compute the present value of any remaining unpaid payments will be the AIR.

If Variable Annuity Payout Option V-2 is elected, and if, before the end of the guaranteed period, the annuitant dies under Option V-2, GIAC will pay the balance of the payments to the beneficiary for the remainder of the guaranteed period, unless the beneficiary elects to be paid the present value of the current dollar amount of the then remaining annuity payments in a lump sum. If the beneficiary dies while receiving such payments, the present value of the remaining number of variable annuity payments will be paid in one sum to the beneficiary's estate.

Option V-1 - Life Annuity without Guaranteed Period

GIAC will make variable annuity payments during the lifetime of the annuitant. GIAC does not guarantee a minimum number of annuity payments under this option. This option does not provide a death benefit to any beneficiaries upon the annuitant's death.

Option V-2 - Life Annuity with Guaranteed Period

GIAC will make variable annuity payments during the lifetime of the annuitant. The owner may elect payments that are guaranteed for a period of 60, 120, 180 or 240 months, depending upon the life expectancy of the annuitant. The amount of a monthly payment for a guaranteed period of 120 months is based on the Option V-2 table on page 21.

Option V-3 - Joint and Survivor Annuity

GIAC will make payments while the annuitant and the joint annuitant are living and during the survivor's remaining lifetime. Under a Joint and Survivor Variable Annuity, payments will continue while both annuitants are alive and during the lifetime of the survivor. When an annuitant dies, variable payments will continue for the lifetime of the survivor, based on a percentage of the amount that would be payable if both annuitants were living, as chosen at the time of election of this option. The amount of a monthly payment for a Joint and Two-Thirds Survivor Annuity is based on the Option V-3 table on page 21.

IVA-2060

Option V-4 - Variable Annuity Payments to Age 100

GIAC will make variable annuity payments, which will continue for a whole number of years. The number of years will equal 100 minus the annuitant's age on the Annuity Commencement Date. If the annuitant dies before age 100, GIAC will pay the balance of the payments to the beneficiary for the remainder of that period, unless the beneficiary elects to be paid the present value of the current dollar amount of the then remaining payments in a lump sum. If the beneficiary dies while receiving such payments, the present value of the remaining number of payments will be paid in one sum to the beneficiary's estate.

Under this option, the payee has the right to change to Option V-1, the Life Annuity without Guaranteed Period option. The present value of the remaining payments will be applied to a Life Annuity without Guaranteed Period.

Under Option V-4, the payee also has the right to withdraw all or a portion of the present value of the remaining payments. This would result in a reduction in future payments. The following conditions apply to partial withdrawals:

      o     the payee may not withdraw less than $500;
      o after making a partial withdrawal, the present value of the remaining payments must be at least $2,000 and the remaining monthly payment must be at least $20 (or $60 quarterly, $120 semi-annually or $240 annually); and
      o one partial withdrawal is permitted each quarter without an administrative charge, and additional withdrawals are permitted at an administrative charge not to exceed the lesser of $25 or 2% of the amount withdrawn.

If a partial withdrawal request does not meet the conditions stated in the second bullet above, GIAC will promptly attempt to contact the owner for additional instructions. If GIAC does not receive revised instructions that comply with the conditions stated in the second bullet above in Good Order at its Customer Service Office within five Valuation Dates of the original request, GIAC will pay the owner the present value of the remaining payments and cancel the contract. This withdrawal is subject to any applicable contract charges and contingent deferred sales charges, and may have tax consequences.

If a contingent deferred sales charge was applicable, but was waived at the time the contract proceeds were applied to this payout option, the amount withdrawn or surrendered will be reduced by a portion of the contingent deferred sales charge applicable at that time. The reduction in the amount withdrawn or surrendered will be (a) times ((b) divided by (c)) times (d):

      (a) the contingent deferred sales charge that was applicable at the time the contract proceeds were applied to this payout option;
      (b) the number of whole months of any remaining unpaid payments until the contingent deferred sales charge would have expired;
      (c) the number of whole months remaining when the contract proceeds were applied to the payout option until the contingent deferred sales charge would have expired;
      (d) the amount of the present value of payments withdrawn divided by the total present value of the payments.

Fixed Annuity Payout Options

If Fixed Annuity Payout Option F-2 is elected, and if, before the end of the guaranteed period, the annuitant dies under Option F-2, GIAC will pay the balance of the payments to the beneficiary for the remainder of the guaranteed period, unless the beneficiary elects to be paid the present value of the current dollar amount of the then remaining annuity payments in a lump sum. If the beneficiary dies while receiving such payments, the present value of the remaining number of annuity payments will be paid in one sum to the beneficiary's estate. The present value will be calculated at an interest rate equal to the interest rate used to compute the annuity payments.

Option F-1 - Life Annuity without Guaranteed Period

GIAC will make fixed annuity payments during the lifetime of the annuitant. GIAC does not guarantee a minimum number of annuity payments under this option. This option does not provide a death benefit to any beneficiaries upon the annuitant's death. The amount of a monthly payment is based on the Option F-1 table on page 22. The guaranteed monthly payments shown in the Option F-1 table include interest at a rate of 3% a year.

IVA-2060

Option F-2 - Life Annuity with Guaranteed Period

GIAC will make fixed annuity payments during the lifetime of the annuitant. The owner may elect payments that are guaranteed for a period of 60, 120, 180 or 240 months, depending upon the life expectancy of the annuitant. Guaranteed payments include interest at a rate of 3% a year. The amount of a monthly payment for a guaranteed period of 120 months is based on the Option F-2 table on page 22.

Option F-3 - Joint and Survivor Annuity

GIAC will make fixed annuity payments while the annuitant and the joint annuitant are living and during the survivor's lifetime. Under a Joint and Survivor Annuity, payments will continue while both annuitants are alive and during the lifetime of the survivor. When an annuitant dies, fixed payments will continue for the lifetime of the survivor, based on a percentage of the amount that would be payable if both annuitants were living, as chosen at the time of election of this option. The amount of a monthly payment for a Joint and Two-Thirds Survivor Annuity is based on the Option F-3 table on page 22.

Option F-4 - Annuity Payments to Age 100

GIAC will make payments, which will continue for a whole number of years. The number of years will equal 100 minus the annuitant's age on the Annuity Commencement Date. If this option is chosen, it will earn interest at the then current rate as set by GIAC. GIAC will declare a new interest rate for this option on January 1st of each year. This interest rate will remain in effect through December 31st of that calendar year. During the first calendar year in which contract proceeds are applied to this option, GIAC will credit interest to this contract through December 31st of that calendar year at the interest rate that is declared on January 1st of that year. The amount of any payments will increase if the credited rate is greater than the guaranteed interest rate of 3%.

If the annuitant dies before age 100, GIAC will pay the balance of the payments to the beneficiary for the remainder of that period, unless the beneficiary elects to be paid the present value of the current dollar amount of the then remaining annuity payments in a lump sum. If the beneficiary dies while receiving such payments, the present value of the remaining number of annuity payments will be paid in one sum to the beneficiary's estate. The interest rate used to compute the present value of any remaining unpaid payments will be the guaranteed interest rate of 3%.

Under this option the payee has the right to change to Option F-1, the Life Annuity without Guaranteed Period Option. The present value of the remaining payments will be applied to a Life Annuity without Guaranteed Period.

Under Option F-4, the payee has the right to withdraw all or a portion of the present value of the remaining payments. This would result in a reduction in future payments. The following conditions apply to partial withdrawals:

      o     the payee may not withdraw less than $500;
      o after making a partial withdrawal, the present value of the remaining payments must be at least $2,000 and the remaining monthly payment must be at least $20 (or $60 quarterly, $120 semi-annually or $240 annually); and
      o one partial withdrawal is permitted each quarter without an administrative charge, and additional withdrawals are permitted at an administrative charge not to exceed the lesser of $25 or 2% of the amount withdrawn.

If a partial withdrawal request does not meet the conditions stated in the second bullet above, GIAC will promptly attempt to contact the owner for additional instructions. If GIAC does not receive revised instructions that comply with the conditions stated in the second bullet above in Good Order at its Customer Service Office within five Valuation Dates of the original request, GIAC will pay the owner the present value of the remaining payments and cancel the contract. This withdrawal is subject to any applicable contract charges and contingent deferred sales charges, and may have tax consequences.

IVA-2060

If a contingent deferred sales charge was applicable, but was waived at the time the contract proceeds were applied to this payout option, the amount withdrawn or surrendered will be reduced by a portion of the contingent deferred sales charge applicable at that time. The reduction in the amount withdrawn or surrendered will be (a) times ((b) divided by (c)) times (d):

      (a) the contingent deferred sales charge that was applicable at the time the contract proceeds were applied to this payout option;
      (b) the number of whole months of any remaining unpaid payments until the contingent deferred sales charge would have expired;
      (c) the number of whole months remaining when the contract proceeds were applied to the payout option until the contingent deferred sales charge would have expired;
      (d) the amount of the present value of payments withdrawn divided by the total present value of the payments.

Determination of Annuity Payments

On the Annuity Commencement Date, GIAC will determine the Accumulation Value. The portion of the Accumulation Value attributable to each Variable Investment Option is determined by multiplying (a) by (b), and deducting (c) from the result, where:

      (a) is the Accumulation Unit value on the Valuation Date 10 days before the date the first annuity payment is due;
      (b) is the number of Accumulation Units credited to the owner's account as of the date the first annuity payment is due; and
      (c)   is any applicable annuity taxes not previously deducted.

The portion of the Accumulation Value attributable to the Fixed-Rate Option, if any, is added to the amount calculated above to determine the Accumulation Value.

The Variable Annuity Payout Option Tables on page 21 indicate the dollar amount of the first guaranteed monthly annuity payment for each Variable Annuity Payout Option which can be purchased with each $1,000 of Accumulation Value. The Fixed Annuity Payout Option Tables on page 22 indicate the dollar amount of the guaranteed monthly annuity payment for each Fixed Annuity Payout Option which can be purchased with each $1,000 of Accumulation Value. The first guaranteed variable annuity payment and guaranteed fixed annuity payments are determined by multiplying (a) by (b), where:

      (a) is the amount shown in the applicable table for the annuitant's sex and age on the Annuity Commencement Date; and
      (b)   is the number of thousands of dollars of Accumulation Value.

Annuity Unit Values

If a Variable Annuity Payout Option has been elected, the Accumulation Value of this contract will be applied to purchase Annuity Units. Annuity Units are used to determine the amount of each variable annuity payment after the first.

The value of an Annuity Unit is determined independently for each Variable Investment Option. The dollar value of Annuity Units may increase or decrease depending upon the investment experience of the Variable Investment Option(s) selected.

The value of an Annuity Unit in each Variable Investment Option was established at $1.00 on the date operations began for each such Variable Investment Option. The value of an Annuity Unit at the end of any subsequent Valuation Period is equal to (a) multiplied by (b), where:

      (a) is the Annuity Unit value for the immediately preceding Valuation Period; and
      (b)   is the annuity change factor for the current Valuation Period.

The annuity change factor is equal to the net investment factor (as described in "Net Investment Factor" on page 12) for the same Valuation Period, adjusted to recognize the AIR used in determining the amounts of variable annuity payments. The valuation of all assets in Account R will be determined in accordance with all applicable laws and regulations.

IVA-2060

Determination of Variable Annuity Payments After the First

The amount of each variable annuity payment made after the first is determined by multiplying (a) by (b), where:

      (a)   is the number of Annuity Units in each Variable Investment Option;
            and
      (b) is the appropriate Annuity Unit value as of the Valuation Date 10 days prior to the date the variable annuity payment is due.

The number of Annuity Units in each option is determined by dividing (a) by (b), where:

      (a) is the amount of the first variable annuity payment for each Variable Investment Option; and
      (b) is the value of the Annuity Unit on the date the first variable annuity payment is made.

The number of Annuity Units remains fixed during the annuity payment period, provided no transfers among Variable Investment Options are made or partial withdrawals are taken from Option V-4 or there is a conversion from Option V-4 to Option V-1.

GIAC guarantees that the dollar amount of each variable annuity payment after the first will not be adversely affected by:

      o     the actual administrative expenses it incurs; or
      o variations in mortality experience from the mortality assumptions upon which the first payment is based.

Annuity Payout Options: General Provisions

      o At least $2,000 must be applied under an Annuity Payout Option. Proceeds of a smaller amount will be paid to the owner in one sum and the contract will be cancelled.
      o GIAC reserves the right to change the frequency of payment if monthly annuity payments are or become $20 or less.
      o GIAC requires satisfactory proof in Good Order of the age and sex of the annuitant prior to the date annuity payments begin.
      o The annuity payout options will not be available with respect to any part of the proceeds payable to an assignee or to other than a natural person entitled to receive proceeds, except with the consent of GIAC.
      o The owner or any payee does not have the right to advance or assign payments made under an annuity payout option.
      o To the extent permitted by law, the death benefit and the payments made under an annuity payout option will not be subject to encumbrance, or to the claims of creditors or legal process.
      o The greater of the guaranteed settlement option rates or the current rates in use by GIAC at the time of annuitization are to be used.

IVA-2060

                      VARIABLE ANNUITY PAYOUT OPTION TABLES
      DOLLAR AMOUNT OF THE FIRST MONTHLY VARIABLE ANNUITY PAYMENT PURCHASED
                      WITH EACH $1,000 OF PROCEEDS APPLIED

                    Option V-1        Option V-2                  Option V-3 Joint and Two-Thirds            Option V-4
                                                                           Survivor Annuity
    Nearest            Life              Life              Nearest         Nearest Age of Female              Variable
    Age of            Annuity           Annuity             Age of          Annuitant at Date of          Annuity Payments
   Annuitant         No period         10 years              Male           First Payment                    to Age 100
  at Date of          certain           certain           Annuitant
     First                                                at Date of
    Payment                                                  First
                                                            Payment
                    M        F        M        F              Age 10         Age 5     Same         Age 5      Age    Years
                                                                Yrs           Yrs       Age          Yrs              to 100
                                                                Less          Less                  Older
      40            3.65     3.49     3.65     3.49      40     3.39          3.44     3.50          3.57      40       60     3.28
      41            3.69     3.52     3.68     3.51      41     3.41          3.46     3.52          3.59      41       59     3.30
      42            3.72     3.54     3.72     3.54      42     3.43          3.49     3.55          3.63      42       58     3.31
      43            3.76     3.57     3.75     3.57      43     3.46          3.51     3.58          3.66      43       57     3.33
      44            3.80     3.60     3.79     3.60      44     3.48          3.54     3.61          3.69      44       56     3.35
      45            3.84     3.63     3.83     3.63      45     3.50          3.57     3.64          3.73      45       55     3.37
      46            3.88     3.67     3.87     3.66      46     3.53          3.59     3.68          3.77      46       54     3.39
      47            3.93     3.70     3.92     3.70      47     3.55          3.63     3.71          3.81      47       53     3.41
      48            3.98     3.74     3.96     3.73      48     3.58          3.66     3.75          3.85      48       52     3.44
      49            4.03     3.78     4.01     3.77      49     3.61          3.69     3.78          3.89      49       51     3.46
      50            4.08     3.82     4.06     3.81      50     3.64          3.73     3.83          3.94      50       50     3.49
      51            4.13     3.86     4.11     3.85      51     3.67          3.76     3.87          3.99      51       49     3.51
      52            4.19     3.90     4.17     3.89      52     3.71          3.80     3.91          4.04      52       48     3.54
      53            4.25     3.95     4.22     3.94      53     3.74          3.84     3.96          4.09      53       47     3.57
      54            4.31     4.00     4.28     3.99      54     3.78          3.89     4.01          4.15      54       46     3.60
      55            4.38     4.05     4.35     4.04      55     3.82          3.93     4.06          4.21      55       45     3.64
      56            4.45     4.11     4.41     4.09      56     3.86          3.98     4.11          4.27      56       44     3.67
      57            4.52     4.16     4.48     4.15      57     3.90          4.03     4.17          4.33      57       43     3.71
      58            4.60     4.22     4.56     4.21      58     3.95          4.08     4.23          4.41      58       42     3.75
      59            4.68     4.29     4.63     4.27      59     4.00          4.14     4.30          4.48      59       41     3.79
      60            4.77     4.36     4.71     4.33      60     4.05          4.19     4.36          4.56      60       40     3.83
      61            4.86     4.43     4.80     4.40      61     4.10          4.26     4.44          4.64      61       39     3.88
      62            4.96     4.51     4.89     4.48      62     4.16          4.32     4.51          4.73      62       38     3.92
      63            5.07     4.59     4.99     4.55      63     4.22          4.39     4.59          4.83      63       37     3.98
      64            5.18     4.67     5.09     4.64      64     4.28          4.46     4.68          4.93      64       36     4.03
      65            5.30     4.77     5.20     4.72      65     4.35          4.54     4.77          5.04      65       35     4.09
      66            5.43     4.86     5.31     4.81      66     4.42          4.62     4.87          5.15      66       34     4.15
      67            5.57     4.97     5.42     4.91      67     4.49          4.71     4.97          5.28      67       33     4.22
      68            5.71     5.08     5.55     5.01      68     4.57          4.80     5.08          5.41      68       32     4.29
      69            5.87     5.20     5.67     5.12      69     4.65          4.90     5.20          5.55      69       31     4.37
      70            6.04     5.33     5.81     5.24      70     4.74          5.01     5.33          5.70      70       30     4.45
      71            6.22     5.46     5.95     5.36      71     4.83          5.12     5.46          5.87      71       29     4.53
      72            6.40     5.61     6.09     5.49      72     4.93          5.24     5.61          6.04      72       28     4.63
      73            6.60     5.77     6.24     5.62      73     5.03          5.36     5.76          6.22      73       27     4.73
      74            6.82     5.94     6.39     5.76      74     5.14          5.50     5.92          6.42      74       26     4.84
      75            7.04     6.12     6.55     5.91      75     5.26          5.64     6.10          6.63      75       25     4.96
      76            7.28     6.32     6.71     6.07      76     5.38          5.79     6.29          6.86      76       24     5.09
      77            7.54     6.53     6.87     6.23      77     5.51          5.96     6.49          7.10      77       23     5.24
      78            7.81     6.76     7.04     6.40      78     5.65          6.13     6.70          7.35      78       22     5.39
      79            8.10     7.01     7.21     6.58      79     5.80          6.31     6.93          7.63      79       21     5.56
      80            8.41     7.27     7.38     6.76      80     5.96          6.51     7.18          7.93      80       20     5.75

The variable income rates shown above are based on an effective annual AIR of 3 1/2% per year. The dollar amount of the monthly annuity payment purchased for ages and AIRs not shown in the tables is available upon request.

IVA-2060

                       FIXED ANNUITY PAYOUT OPTION TABLES
             DOLLAR AMOUNT OF THE MONTHLY ANNUITY PAYMENT PURCHASED
                      WITH EACH $1,000 OF PROCEEDS APPLIED

                    Option F-1        Option F-2                  Option F-3 Joint and Two-Thirds            Option F-4
                                                                           Survivor Annuity
    Nearest            Life              Life              Nearest         Nearest Age of Female
    Age of            Annuity           Annuity             Age of          Annuitant at Date of          Annuity Payments
   Annuitant         No period         10 years              Male           First Payment                    to Age 100
  at Date of          certain           certain           Annuitant
     First                                                at Date of
    Payment                                                  First
                                                            Payment
                    M        F        M        F              Age 10         Age 5     Same         Age 5      Age    Years
                                                                Yrs           Yrs       Age          Yrs              to 100
                                                                Less          Less                  Older
      40            3.35     3.18     3.34     3.18      40     3.08          3.13     3.19          3.26      40       60     2.96
      41            3.38     3.21     3.38     3.20      41     3.10          3.15     3.21          3.29      41       59     2.98
      42            3.42     3.24     3.41     3.23      42     3.12          3.17     3.24          3.32      42       58     3.00
      43            3.46     3.26     3.45     3.26      43     3.14          3.20     3.27          3.36      43       57     3.02
      44            3.50     3.30     3.49     3.29      44     3.16          3.23     3.30          3.39      44       56     3.04
      45            3.54     3.33     3.53     3.33      45     3.19          3.26     3.34          3.43      45       55     3.06
      46            3.58     3.36     3.57     3.36      46     3.21          3.29     3.37          3.47      46       54     3.09
      47            3.63     3.40     3.62     3.39      47     3.24          3.32     3.41          3.51      47       53     3.11
      48            3.68     3.44     3.66     3.43      48     3.27          3.35     3.45          3.55      48       52     3.13
      49            3.73     3.48     3.71     3.47      49     3.30          3.39     3.48          3.59      49       51     3.16
      50            3.78     3.52     3.76     3.51      50     3.33          3.42     3.53          3.64      50       50     3.19
      51            3.83     3.56     3.82     3.55      51     3.37          3.46     3.57          3.69      51       49     3.22
      52            3.89     3.61     3.87     3.60      52     3.40          3.50     3.62          3.74      52       48     3.25
      53            3.95     3.65     3.93     3.65      53     3.44          3.54     3.66          3.80      53       47     3.28
      54            4.02     3.70     3.99     3.69      54     3.48          3.59     3.71          3.85      54       46     3.31
      55            4.08     3.76     4.06     3.75      55     3.52          3.63     3.77          3.92      55       45     3.34
      56            4.16     3.81     4.12     3.80      56     3.56          3.68     3.82          3.98      56       44     3.38
      57            4.23     3.87     4.19     3.86      57     3.60          3.73     3.88          4.05      57       43     3.42
      58            4.31     3.93     4.27     3.92      58     3.65          3.79     3.94          4.12      58       42     3.46
      59            4.39     4.00     4.35     3.98      59     3.70          3.84     4.01          4.19      59       41     3.50
      60            4.48     4.07     4.43     4.05      60     3.75          3.90     4.08          4.27      60       40     3.55
      61            4.57     4.14     4.52     4.12      61     3.80          3.96     4.15          4.36      61       39     3.60
      62            4.67     4.22     4.61     4.19      62     3.86          4.03     4.23          4.45      62       38     3.65
      63            4.78     4.30     4.71     4.27      63     3.92          4.10     4.31          4.54      63       37     3.70
      64            4.89     4.39     4.81     4.35      64     3.98          4.17     4.39          4.65      64       36     3.76
      65            5.01     4.48     4.92     4.44      65     4.05          4.25     4.49          4.75      65       35     3.82
      66            5.14     4.58     5.03     4.53      66     4.12          4.34     4.58          4.87      66       34     3.88
      67            5.28     4.68     5.15     4.63      67     4.19          4.42     4.69          5.00      67       33     3.95
      68            5.43     4.80     5.27     4.74      68     4.27          4.52     4.80          5.13      68       32     4.02
      69            5.58     4.92     5.40     4.84      69     4.36          4.62     4.92          5.27      69       31     4.10
      70            5.75     5.04     5.53     4.96      70     4.44          4.72     5.05          5.42      70       30     4.18
      71            5.93     5.18     5.67     5.08      71     4.54          4.83     5.18          5.58      71       29     4.27
      72            6.11     5.33     5.82     5.21      72     4.64          4.95     5.32          5.76      72       28     4.37
      73            6.31     5.49     5.97     5.35      73     4.74          5.08     5.48          6.94      73       27     4.47
      74            6.53     5.66     6.12     5.49      74     4.85          5.21     5.64          6.14      74       26     4.59
      75            6.75     5.84     6.28     5.64      75     4.97          5.35     5.82          6.35      75       25     4.71
      76            6.99     6.04     6.44     5.80      76     5.09          5.51     6.00          6.57      76       24     4.84
      77            7.24     6.25     6.61     5.97      77     5.22          5.67     6.21          6.81      77       23     4.99
      78            7.51     6.48     6.78     6.14      78     5.36          5.84     6.42          7.07      78       22     5.15
      79            7.81     6.72     6.95     6.31      79     5.51          6.03     6.65          7.35      79       21     5.32
      80            8.12     6.99     7.13     6.50      80     5.67          6.23     6.89          7.64      80       20     5.51

The dollar amount of the monthly annuity payment purchased for ages not shown in the tables is available upon request.

IVA-2060

                             13. GENERAL PROVISIONS

The Contract

The entire contract consists of the Basic Contract and any attached endorsements or additional benefit riders. GIAC relied upon the statements made by the applicant in issuing this contract. All statements made by the applicant are assumed to be true to the best knowledge and belief of the person(s) making them. These statements are representations and not warranties.

Only the President, a Vice President, or the Secretary of GIAC may make or modify this contract, and then only in writing. No agent is authorized to:

      o     change this contract;
      o     waive any of GIAC's requirements; or
      o     waive an answer to any question in the application(s).

GIAC will not be bound by any promise or statement made by any agent or other person except as stated above.

GIAC may at any time make any change in this contract to the extent that such change is required in order to make this contract conform with any law or any regulation issued by any governmental authority to which it is subject.

Any paid-up annuity benefit, surrender value, or death benefit payable under this contract is not less than the minimum required by the jurisdiction in which this contract is issued.

Age and Sex

If the age or sex of the annuitant has been misstated, GIAC will adjust any benefit payable under this contract, based on the correct age and sex. Overpayments made by GIAC because of such misstatement, with interest at 6% a year, compounded annually, will be charged against benefits falling due after the adjustment. If underpayments are made by GIAC because of such misstatement, GIAC will pay the balance immediately, with 6% interest, compounded annually.

Proof of Age and Survival

GIAC has the right to require satisfactory proof:

      o     of the age of the payee or payees; and
      o that a payee is living when a payment is contingent upon the payee's survival.

GIAC has the right to discontinue annuity payments until proof in Good Order is received by GIAC at its Customer Service Office.

Communications with GIAC

GIAC receives all communications only at its Customer Service Office. Please include the contract number, full names of any owner(s) and annuitant, and each owner's current address in all correspondence with GIAC.

Payments by GIAC

Any payment by GIAC under this contract is payable at its Customer Service Office. GIAC reserves the right to require surrender of this contract prior to payment of the death benefit.

Nonparticipating

This contract is not eligible for dividends and will not share in the surplus earnings of GIAC.

Ownership of the Assets

GIAC shall have ownership and control of its assets, including all assets allocated to Account R and the Fixed-Rate Option.

IVA-2060

Inactive Contract

GIAC may terminate the contract by paying the owner the Accumulation Value in one sum, if prior to the Annuity Commencement Date:

      o     the owner makes no premium payments for two consecutive years;
      o the total amount of premium payments made, less any partial withdrawals, is less than $2,000; and
      o the Accumulation Value on or after the end of such two year period is less than $2,000.

Taxes

GIAC will not be responsible for any tax consequences arising out of any transactions or ownership of this contract.

Deferment

GIAC will ordinarily pay any partial withdrawals or surrender proceeds within seven (7) days after the date the owner's request for withdrawal or surrender is received in Good Order by GIAC at its Customer Service Office. However, when permitted by law, GIAC may defer payment of any partial withdrawals or surrender proceeds for up to 6 months after written request for such withdrawal or surrender is received in Good Order by GIAC at its Customer Service Office.

The amount payable will be determined as of the date written request is received by GIAC in Good Order at its Customer Service Office. Interest will accrue daily, starting on the date deferment begins, at the rate of 3% on any amount deferred 30 days or more.

GIAC may defer calculation or payment of any partial withdrawals or surrender proceeds or the transfer of amounts based on separate account performance if:

      o the New York Stock Exchange is closed for trading or trading has been suspended; or
      o the Securities and Exchange Commission restricts trading or determines that a state of emergency exists which may make such calculation, payment, or transfer impracticable.

Reports to the Owner

GIAC will provide a written report to the owner once each contract year while this contract has an Accumulation Value. GIAC will also provide a written confirmation to the owner when any annuity payments are made under this contract.

The annual report will include the following information as of the most recent Contract Anniversary:

      o     the Accumulation Value;
      o     the surrender value; and
      o the annual interest rate credited on amounts held in the Fixed-Rate Option on the Contract Anniversary during the current contract year, if applicable.

The report will also include any other information required by the jurisdiction in which this contract is delivered.

IVA-2060

                                  ENDORSEMENTS

                               ALPHABETICAL INDEX

Subject.....................................................................Page
Accumulation Units.........................................................4, 12
Accumulation Unit Value for a Variable Investment Option......................12
Accumulation Value.........................................................4, 12
Age and Sex................................................................3, 23
Allocation of Net Premiums.....................................................9
Annuity Benefit................................................................6
Annuity Commencement Date...................................................3, 4
Annuity Payments..............................................................15
Annuity Unit Values...........................................................19
Assignment.....................................................................6
Beneficiary....................................................................5
Change of Owner or Beneficiary.................................................6
Change of Annuity Commencement Date or Annuity Payout Option...................6
Communications with GIAC......................................................23
Contingent Annuitant........................................................4, 5
Contingent Deferred Sales Charges.............................................14
Contract Anniversary...........................................................4
Contract Data..................................................................3
Contract Fee..................................................................13
Contract, The.................................................................23
Death Benefits.................................................................7
Death of Annuitant Before Annuity Commencement Date............................7
Death of an Owner When the Owner is Not the Annuitant..........................8
Deferment.....................................................................24
Definitions....................................................................4
Determination of Annuity Payments.............................................19
Determination of Variable Annuity Payments After the First....................20
Fixed Annuity Payout Options..................................................17
Fixed Annuity Payout Option Tables............................................22
Fixed-Rate Option.............................................................10
Guardian Separate Account R....................................................9
Inactive Contract.............................................................24
Investment Divisions...........................................................9
Issue Date..................................................................3, 4
Joint Owners...................................................................5
Net Investment Factor.........................................................12
Nonparticipating..............................................................23
Owner.......................................................................3, 5
Ownership of the Assets.......................................................23
Partial Withdrawals...........................................................14
Payees........................................................................16
Payments by GIAC..............................................................23
Payment of Contract Proceeds..................................................15
Premiums.......................................................................9
Proof of Age and Survival.....................................................23
Reports to the Owner..........................................................24
Rights Reserved...............................................................10
Special Rules..................................................................8
Spousal Continuation...........................................................7
Surrender of Contract.........................................................14
Taxes.........................................................................24
Transfers After the Annuity Commencement Date.................................11
Transfers Before the Annuity Commencement Date................................11

IVA-2060

Valuation Date.................................................................4
Valuation Period...............................................................4
Variable Annuity Payout Options...............................................16
Variable Annuity Payout Option Tables.........................................21

IVA-2060

                          The Guardian                       A Stock Company
                          Insurance & Annuity                Incorporated in the
                          Company, Inc.                      State of Delaware
       [LOGO]
                          Customer Service Office:
                          P.O. Box 26210
                          Lehigh Valley, PA 18002-6210

Individual Flexible Premium Deferred Variable Annuity Contract

      o Premiums payable before the Annuity Commencement Date, in accordance with contract provisions
      o     Annuity payments begin on the Annuity Commencement Date
      o Benefits based on the investment experience of a Separate Account are variable and are not guaranteed
      o     Provides for a Fixed-Rate Option
      o     Non-participating - No dividends payable


IVA-2060